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                                                     (Exhibit 21)

                      AMERICOLD CORPORATION

                      List of Subsidiaries




                                        Names
                           State of     Under Which
Name                     Incorporation  Does Business
- ----                     -------------  -------------

Americold Services       Delaware       Americold Services
  Corporation                             Corporation